UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007

Date of Report (Date of earliest event reported)

APPLERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 840-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On December 19, 2007, Applera Corporation (the “Company”) announced the promotion of Mark P. Stevenson, formerly a Vice President of the Company and Executive Vice President of the Company’s Applied Biosystems Group, to the position of Senior Vice President of the Company and President and Chief Operating Officer of the Applied Biosystems Group. Mr. Stevenson’s promotion was effective as of December 19, 2007.

In connection with his promotion, Mr. Stevenson’s annual base salary was increased to $600,000, and he became eligible to receive an annual cash bonus under the Company’s Incentive Compensation Program targeted at 100% of his base salary. Mr. Stevenson is a member of the Company’s Management Executive Committee and is entitled to the perquisites made available to members of that committee. He is also a participant in the Company’s Supplemental Executive Retirement Plan. These benefits were not affected by his promotion.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02 is the text of the Company’s December 19, 2007, press release announcing the promotion of Mr. Stevenson.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued December 19, 2007, with respect to the promotion of Mark P. Stevenson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary

Dated: December 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 19, 2007, with respect to the promotion of Mark P. Stevenson.